As filed with the Securities and Exchange Commission on June 26, 2007

Registration No. 333-143555

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SPREADTRUM COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Spreadtrum Center, Building No. 1

Lane 2288, Zuchongzhi Road

Zhangjiang, Shanghai 201203

People’s Republic of China

Attn: Dr. Ping Wu, President and Chief Executive Officer

(8621) 5080-2727

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

National Corporate Research, Ltd.

225 W. 34th Street, Suite 910

New York, New York 10122

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carmen Chang, Esq. John A. Fore, Esq. Michelle W. Edwards, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	John G. Crowley, Esq. Davis Polk & Wardwell 18th Floor, The Hong Kong Club Building 3A Chater Road Central, Hong Kong S.A.R., China (852) 2533-3300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per ordinary share(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Ordinary shares, par value $0.0001 per share(4)	31,020,600 ordinary shares	$4.33	$135,000,000	$4,145.00

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(2)	Includes (a) ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option, and (b) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	The registration fee was paid previously by the Registrant.
(4)	American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-143705). Each American depositary share represents three ordinary shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PART II

Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy post-offering, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to the form of indemnification agreements to be filed as Exhibit 10.3 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Our securities that were sold by us within the past three years and not registered under the Securities Act of 1933 are described below. No underwriters were involved in the securities issuances described below.

Date of Issuance	Securities*	Aggregate Consideration (in millions of $)	Principal Purchasers
January 1, 2004—present	5,734,468 ordinary shares[1]	1.5	48 investors

April 2004	34,852,006 Series C convertible preference shares	35.2	19 investors

Between September 2006 and October 2006	7,101,749 Series D convertible preference shares	19.5	49 investors

Between November 2006 and May 31, 2007	1,156,120 ordinary shares[2]	0.2	44 investors

*	Securities not publicly offered. The sales and issuances of the securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, including in certain cases Regulation D or Regulation S promulgated thereunder, as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented to us their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All investors had adequate access, through their relationship with us, to information about us. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act.
[1]	Issued pursuant to our Second Amended and Restated 2001 Stock Plan.
[2]	Issued pursuant to the exercise of warrants to purchase ordinary shares.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Memorandum and Articles of Association of the Registrant, as currently in effect**
3.2	Form of Amended and Restated Memorandum and Articles of Association of the Registrant**
4.1	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3) (1)
4.2	Registrant’s Form of Certificate for Ordinary Shares**
4.3	Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners from time to time of American depositary shares issued thereunder (1)
4.4	Fourth Amended and Restated Members Agreement, dated as of May 9, 2007, among the Registrant and other parties therein**
5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered*
8.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Registrant, regarding certain United States tax matters**
10.1	Second Amended and Restated 2001 Stock Plan**
10.2	2007 Equity Incentive Plan**
10.3	Form of Indemnification Agreement with the Registrant’s directors**
10.4	Form of Employment Agreement between the Registrant and certain of its executive officers**
10.5	License Agreement, dated as of September 30, 2001, by and among the Registrant, CEVA Technologies Inc. and CEVA DSP Ltd., as amended**†
10.6	Design License Agreement, dated as of October 15, 2001, between the Registrant and ARM Limited, as amended**†
10.7	Summary of Shanghai Commercial Building Sale Contract, dated as of December 26, 2006, between Spreadtrum Communications (Shanghai) Co. Ltd. and Spreadtrum (Shanghai) Real Estate Development Co., Ltd.**
10.8	Summary of Contract for the Transfer of State-owned Land Use Rights, dated January 31, 2007, between Spreadtrum Communications (Shanghai) Co. Ltd. and Shanghai Zhangjiang Semiconductor Industry Park Co., Ltd.**
10.9

Research and Development Agreement, dated as of December 27, 2006, by and between Spreadtrum Communications (Shanghai) Co. Ltd. and Beijing Spreadtrum Hi-Tech Communications Technology Co. Ltd., as amended**

21.1	Subsidiaries of the Registrant**
23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.**
23.2	Consent of Maples and Calder (included in Exhibit 5.1)*
23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 8.1)**
23.4	Consent of Jun He Law Offices (included in Exhibit 99.1)**
24.1	Powers of Attorney (included on signature page)**
99.1	Opinion of Jun He Law Offices, counsel to the Registrant**

*	Filed herewith.
**	Previously filed.
†	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.
(1)

Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-143705), which has been filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Francisco, California, on this 26th day of June 2007.

SPREADTRUM COMMUNICATIONS, INC.

By:	/s/ Ping Wu
Name: Title:	Ping Wu President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ping Wu Ping Wu	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 26, 2007

/s/ Richard Wei Richard Wei	Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2007

* Datong Chen	Director	June 26, 2007

* Hao Chen	Director	June 26, 2007

* Feng Deng	Director	June 26, 2007

* Jong Hyun Kah	Director	June 26, 2007

* Yungang (Ken) Lu	Director	June 26, 2007

* Scott Sandell	Director	June 26, 2007

* Carol Yu	Director	June 26, 2007

*By:	/s/ Ping Wu
Ping Wu

Pursuant to Powers of Attorney previously filed with the Securities and Exchange Commission.

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Spreadtrum Communications, Inc., has signed this registration statement or amendment thereto on June 26, 2007.

SPREADTRUM COMMUNICATIONS CORP.

By:	/s/ Ping Wu
Name:	Ping Wu
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Memorandum and Articles of Association of the Registrant, as currently in effect**
3.2	Form of Amended and Restated Memorandum and Articles of Association of the Registrant**
4.1	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3) (1)
4.2	Registrant’s Form of Certificate for Ordinary Shares**
4.3	Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners from time to time of American depositary shares issued thereunder (1)
4.4	Fourth Amended and Restated Members Agreement, dated as of May 9, 2007, among the Registrant and other parties therein**
5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered*
8.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Registrant, regarding certain United States tax matters**
10.1	Second Amended and Restated 2001 Stock Plan**
10.2	2007 Equity Incentive Plan**
10.3	Form of Indemnification Agreement with the Registrant’s directors**
10.4	Form of Employment Agreement between the Registrant and certain of its executive officers**
10.5	License Agreement, dated as of September 30, 2001, by and among the Registrant, CEVA Technologies Inc. and CEVA DSP Ltd., as amended**†
10.6	Design License Agreement, dated as of October 15, 2001, between the Registrant and ARM Limited, as amended**†
10.7	Summary of Shanghai Commercial Building Sale Contract, dated as of December 26, 2006, between Spreadtrum Communications (Shanghai) Co. Ltd. and Spreadtrum (Shanghai) Real Estate Development Co., Ltd.**
10.8	Summary of Contract for the Transfer of State-owned Land Use Rights, dated January 31, 2007, between Spreadtrum Communications (Shanghai) Co. Ltd. and Shanghai Zhangjiang Semiconductor Industry Park Co., Ltd.**
10.9

Research and Development Agreement, dated as of December 27, 2006, by and between Spreadtrum Communications (Shanghai) Co. Ltd. and Beijing Spreadtrum Hi-Tech Communications Technology Co. Ltd., as amended**

21.1	Subsidiaries of the Registrant**
23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.**
23.2	Consent of Maples and Calder (included in Exhibit 5.1)*
23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 8.1)**
23.4	Consent of Jun He Law Offices (included in Exhibit 99.1)**
24.1	Powers of Attorney (included on signature page)**
99.1	Opinion of Jun He Law Offices, counsel to the Registrant**

*	Filed herewith.
**	Previously filed.
†	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.
(1)

Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-143705), which has been filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares.